Exhibit (a)(5)



                             UNISOURCE ENERGY CORPORATION

                             OFFER TO EXCHANGE ANY OR ALL

                    WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                            TUCSON ELECTRIC POWER COMPANY
                                         FOR
           WARRANTS EXPIRING IN 1999 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION
                                         AND
           WARRANTS EXPIRING IN 2000 TO PURCHASE SHARES OF COMMON STOCK OF
                             UNISOURCE ENERGY CORPORATION


          To Our Clients:

               We are enclosing herewith a Prospectus, dated August 18, 1998, of UniSource Energy Corporation (the "Company") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company to exchange any and all outstanding warrants to purchase shares of common stock of Tucson Electric Power Company (the "TEP Warrants") for Warrants expiring in 1999 to purchase shares of common stock of the Company and Warrants expiring in 2000 to purchase shares of common stock of the Company, upon the terms and subject to the conditions set forth in the Exchange Offer.

               PLEASE NOTE THAT THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 1998, UNLESS EXTENDED.

               We are the Holder of record of TEP Warrants held by us for your account. A tender of such TEP Warrants can be made only by us as the record Holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender TEP Warrants held by us for your account.

               We request instructions (on the form provided) as to whether you wish to tender the TEP Warrants held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

                                             Very truly yours,